Filed Pursuant to Rule 424(b)(5)
File No. 333-219369

PROSPECTUS

$50,000,000

SYROS PHARMACEUTICALS, INC.

Common Stock

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, dated July 20, 2017, relating to the sale of shares of our common stock, $0.001 par value per share, offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Cowen, acting as our agent.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SYRS.” The last reported sale price of our common stock on July 17, 2017 was $17.49 per share.

Sales of our common stock, if any, under this prospectus will be made at market prices by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The NASDAQ Global Select Market or on any other existing trading market for our common stock. Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Stock Market, LLC. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cowen will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page 16 for additional information regarding the compensation to be paid to Cowen. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act.

Investing in these securities involves certain risks. See “Risk Factors” on page 9 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen

July 31, 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

This prospectus describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus we have authorized for use in connection with this offering. We have not, and Cowen has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Cowen take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Cowen is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the documents incorporated by reference in this prospectus, and in any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

Other than in the United States, no action has been taken by us or Cowen that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Syros Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiary.

The Syros logo, “Syros” and “Syros Pharmaceuticals” are our trademarks. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.syros.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37813) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement, until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December  31, 2016, including the information specifically incorporated by reference into the Annual Report on Form  10-K from our definitive proxy statement for the 2017 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017;

•	Current Reports on Form 8-K filed January 9, 2017, January 30, 2017, April 21, 2017, April 26, 2017 and June 12, 2017; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on June 27, 2016, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Syros Pharmaceuticals, Inc.

620 Memorial Drive, Suite 300

Cambridge, Massachusetts, 02139

Attention: Gerald E. Quirk, Chief Legal and Administrative Officer & Secretary

Telephone: (617) 744-1340

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. The forward-looking statements and opinions contained in this prospectus and incorporated by reference herein are based upon information available to us as of the date such statements are made and, while we believe such information forms a reasonable basis for such statements at the time made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

These forward-looking statements include, among other things, statements about:

•	our plans to initiate, expand and/or report data from clinical trials of our product candidates, including SY-1425 and SY-1365;

•	planned clinical trials for our product candidates, whether conducted by us or by any future collaborators, including the timing of these trials and of the anticipated results;

•	our plans to research, develop, manufacture and commercialize our current and future product candidates;

•	our plans to develop and seek approval of companion diagnostic tests for use in identifying patients who may benefit from treatment with our products and product candidates;

•	our expectations regarding the potential benefits of our gene control platform and our approach;

•	our plans to seek to enter into collaborations for the development and commercialization of certain product candidates;

•	the potential benefits of any future collaboration;

•	the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;

•	the rate and degree of market acceptance and clinical utility of any products for which we receive marketing approval;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position and strategy;

•	our ability to identify additional products or product candidates with significant commercial potential;

•	our expectations related to the use of our current cash, cash equivalents and marketable securities and the period of time in which such capital will be sufficient to fund our planned operations;

•	our estimates regarding expenses, future revenue, capital requirements and need for additional financing;

•	developments relating to our competitors and our industry;

•	the impact of government laws and regulations; and

•

other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and other filings we make with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. We have included important factors in the cautionary statements included or incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This prospectus includes and incorporates by reference certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used or incorporated by reference in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. We believe that the information from these industry publications, surveys and studies is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

SYROS PHARMACEUTICALS, INC.

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully consider, among other things, our financial statements and the related notes and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Unless otherwise stated, all references to “us,” “our,” “Syros,” “Syros Pharmaceuticals,” “we,” the “Company” and similar designations refer to Syros Pharmaceuticals, Inc.

Overview

We are a biopharmaceutical company pioneering an understanding of the non-coding region of the genome controlling the activation and repression of genes. Our goal is to advance a new wave of medicines to control the expression of disease-driving genes. We have built a proprietary gene control platform designed to systematically and efficiently analyze this unexploited region of DNA in human disease tissue to identify and drug novel targets linked to genomically defined patient populations. Because gene expression is fundamental to the function of all cells, we believe that our gene control platform has broad potential to create medicines that achieve profound and durable benefit across therapeutic areas and a range of diseases. We are currently focused on developing treatments for cancer and immune-mediated diseases and are building a pipeline of gene control medicines. Our lead drug candidates are SY-1425, a selective retinoic acid receptor alpha, or RARα, agonist in a Phase 2 clinical trial in genomically defined subsets of patients with acute myeloid leukemia and myelodysplastic syndrome, and SY-1365, a selective inhibitor of cyclin-dependent kinase 7, or CDK7, in a Phase 1 clinical trial in patients with advanced solid tumors, including transcriptionally dependent cancers such as triple-negative breast, small cell lung and ovarian cancers. We also have multiple programs in earlier stages of research and development in oncology, including immuno-oncology, autoimmune disorders and genetic diseases. Our goal is to build a fully integrated biopharmaceutical company based on our leadership position in gene control.

Corporate Information

We were incorporated under the laws of the State of Delaware on November 9, 2011 under the name LS22, Inc. Our principal executive offices are located at 620 Memorial Drive, Suite 300, Cambridge, Massachusetts 02139, and our telephone number is (617) 744-1340. Our internet address is www.syros.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our internet address is included in this prospectus as an inactive textual reference only.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding after this offering assuming the sale of all shares in this offering	Up to 26,295,057 shares, assuming sales at a price of $17.49 per share, which was the closing price of our common stock on The NASDAQ Global Select Market on July 17, 2017. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Cowen and Company, LLC. See the section entitled “Plan of Distribution” on page 16 of this prospectus.

Use of proceeds	We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes. Although we have not yet identified specific uses for these proceeds, we currently anticipate using the proceeds for some or all of the following purposes: research and development expenses, acquisitions or in-licenses of complementary companies, medicines or technologies, expenditures to build out our development and commercial capabilities, repayment and refinancing of debt, working capital and capital expenditures.

We may temporarily invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. See “Use of Proceeds” on page 11 of this prospectus.

Risk factors	See “Risk Factors” beginning on page 9 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
NASDAQ Global Select Market symbol	“SYRS”

The number of shares of our common stock that will be outstanding immediately after this offering is based on 23,436,281 shares outstanding as of March 31, 2017. The number of shares outstanding as of March 31, 2017, as used throughout this prospectus, unless otherwise indicated, excludes:

•	3,158,558 shares of common stock issuable upon exercise of stock options outstanding as of March 31, 2017, at a weighted-average exercise price of $7.81 per share;

•	2,963,107 shares of common stock reserved as of March 31, 2017 for future issuance under our 2016 Stock Incentive Plan, as amended;

•	233,857 shares of common stock reserved as of March 31, 2017 for future issuance under our 2016 Employee Stock Purchase Plan; and

•	2,592,591 shares of common stock issued in our April 2017 private placement.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we authorize for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Additional Risks Related to This Offering

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our common stock will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Assuming that an aggregate of 2,858,776 shares of our common stock are sold at a price of $17.49 per share pursuant to this prospectus, which was the last reported sale price of our common stock on The NASDAQ Global Select Market on July 17, 2017, for aggregate gross proceeds of $50,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $12.99 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2017 after giving effect to this offering and the assumed offering price of $17.49 per share. To the extent outstanding options are exercised, you will incur further dilution. See “Dilution” in this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock will provide a return to stockholders for the foreseeable future.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, subject to certain exceptions set forth in the sales agreement, to provide Cowen with notice as promptly as reasonably possible before we offer to sell, contract to sell, sell, grant any option to sell or otherwise dispose of any common stock or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire common stock during the pendency of any placement notice delivered by us to Cowen under the sales agreement, and for five trading days following the termination of such placement notice. Therefore, it is possible that we could issue and sell additional shares of our common stock in the public markets. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $50,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of any shares of common stock offered under this prospectus for general corporate purposes. Although we have not yet identified specific uses for these proceeds, we currently anticipate using the proceeds for some or all of the following purposes:

•	research and development expenses;

•	acquisitions or in-licenses of complementary companies, medicines or technologies;

•	expenditures to build out our development and commercial capabilities;

•	repayment and refinancing of debt;

•	working capital; and

•	capital expenditures.

The amounts and timing of our actual use of the net proceeds may vary significantly depending on numerous factors, including the progress of our research and development efforts, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our programs, and any unforeseen cash needs. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. We do not expect that the net proceeds from this offering and our existing cash and cash equivalents will be sufficient to enable us to fund the completion of development of any product candidates we may develop.

Pending application of the net proceeds as described above, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on restrictions and other factors our board of directors may deem relevant. Investors should not purchase our common stock with the expectation of receiving cash dividends.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2017 was approximately $70.1 million, or $2.99 per share of common stock based upon 23,436,281 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2017.

After giving effect to an assumed sale of 2,858,776 shares of our common stock in the aggregate amount of $50,000,000 in this offering at an assumed offering price of $17.49 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on July 17, 2017, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2017 would have been approximately $118.3 million, or $4.50 per share of common stock. This represents an immediate increase in net tangible book value of $1.51 per share to our existing stockholders and an immediate dilution of $12.99 per share to new investors in this offering. The following table illustrates this calculation on a per share basis.

Assumed offering price per share		$17.49
Net tangible book value per share as of March 31, 2017	$2.99
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$1.51

As adjusted net tangible book value per share after giving effect to this offering		$4.50

Dilution per share to new investors in this offering		$12.99

The table above assumes, for illustrative purposes, that an aggregate of 2,858,776 shares of our common stock are sold at a price of $17.49 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on July 17, 2017, for aggregate gross proceeds of $50,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. Our maximum aggregate gross proceeds from this offering will be $50,000,000 regardless of the offering price per share; however, the number of shares of common stock that we may sell for such gross proceeds will vary based on the offering price. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $17.49 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 during the term of the sales agreement with Cowen is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $4.53 per share and would increase the dilution per share to new investors to $13.96 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $17.49 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 during the term of the sales agreement with Cowen is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $4.47 per share and would decrease the dilution per share to new investors to $12.02 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The above discussion and table are based on 23,436,281 shares outstanding as of March 31, 2017. The number of shares outstanding as of March 31, 2017, as used throughout this prospectus, unless otherwise indicated, excludes:

•	3,158,558 shares of common stock issuable upon exercise of stock options outstanding as of March 31, 2017, at a weighted-average exercise price of $7.81 per share;

•	2,963,107 shares of common stock reserved as of March 31, 2017 for future issuance under our 2016 Stock Incentive Plan, as amended;

•	233,857 shares of common stock reserved as of March 31, 2017 for future issuance under our 2016 Employee Stock Purchase Plan; and

•	2,592,591 shares of common stock issued in our April 2017 private placement.

PRICE RANGE OF COMMON STOCK

Our common stock has been listed on The NASDAQ Global Select Market since June 30, 2016 and trades under the symbol “SYRS”. Prior to that date, there was no public market for our common stock. The following table sets forth, for the periods indicated, the high and low intraday sales prices of our common stock as reported by The NASDAQ Global Select Market:

Year Ended December 31, 2016	High	Low
Second Quarter (beginning June 30, 2016)	$19.80	$14.58
Third Quarter	$21.50	$8.16
Fourth Quarter	$16.85	$11.31

Year Ended December 31, 2017	High	Low
First Quarter	$16.74	$10.22
Second Quarter	$19.22	$13.27
Third Quarter (through July 18, 2017)	$18.07	$15.27

On July 17, 2017, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $17.49 per share. As of July 17, 2017, we had approximately 57 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to an aggregate of $50,000,000 of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on The NASDAQ Global Select Market or any other trading market for our common stock. If authorized by us in writing, Cowen may purchase shares of our common stock as principal.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $50,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering, and Cowen’s FINRA counsel fees in an amount up to $10,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $300,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on The NASDAQ Global Select Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise or as otherwise required by law, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilize our common stock.

Our common stock is listed on The NASDAQ Global Select Market and trades under the symbol “SYRS.” The transfer agent of our common stock is Computershare Trust Company, N.A.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Cowen and Company, LLC is being represented by Cooley LLP, New York, New York in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

$50,000,000

Common Stock

PROSPECTUS

Cowen

July 31, 2017